FOR IMMEDIATE RELEASE

BioScrip reports THIRD QUARTER 2012 financial results

Elmsford, NY –November 7, 2012– BioScrip, Inc. (NASDAQ: BIOS) today announced 2012 third quarter financial results. Third quarter revenue from continuing operations was $170.4 million and the net loss from continuing operations was $0.6 million, or $0.01 per diluted share. Consolidated Adjusted EBITDA for the third quarter was $11.6 million versus $11.7 million for the third quarter of 2011.

As a result of the sale of the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores on May 4, 2012 (the “Pharmacy Services Asset Sale”), the Company’s financial statements reflect the discontinued operations’ results for the three months ended September 30, 2012 and 2011, and assets transferred in the transaction as of September 30, 2012, and December 31, 2011, separate from the continuing operations of the business. The remaining assets and liabilities of the divested business that were not transferred as a part of the Pharmacy Services Asset Sale are included in continuing operations. The Company anticipates the collection, payment or resolution of these balances during the remainder of the year.

Third Quarter Highlights

•	Revenue from continuing operations increased $36.5 million, or 27.3%, as compared to the prior year period;

•	Gross profit from continuing operations was $58.0 million, or 34.0% of revenue, as compared to $53.6 million, or 40.1% of revenue, in the prior year period;

•	Adjusted EBITDA from continuing operations was $11.6 million, compared to $11.7 million in the prior year and $9.0 million in the second quarter, a 28.9% sequential quarter improvement; and,

•	Acquired privately held InfuScience, Inc. (“InfuScience) for $38.3 million in cash.

“We are pleased to report strong third quarter results, reflecting continued growth in our infusion business and another quarter of sequential improvement in our Adjusted EBITDA,” said Rick Smith, President and Chief Executive Officer of BioScrip. “Our business is tracking with our strategic plan and we are making solid operational progress.”

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Results of Operations

Third Quarter 2012 versus Third Quarter 2011

Revenue from continuing operations for the third quarter of 2012 totaled $170.4 million, compared to $133.8 million for the same period a year ago, an increase of $36.5 million or 27.3%. Infusion Services segment revenue was $125.9 million in the third quarter, as compared to $90.2 million for the same period in 2011. The 39.5% increase was driven primarily by overall volume growth as well as the addition of the InfuScience business. Home Health Services segment revenue was $17.3 million for the third quarter of 2012, as compared to $17.5 million in the prior year quarter. The 1.4% decrease was primarily the result of the previously announced reimbursement reductions from Medicare and the state of Tennessee TennCare program. PBM Services segment revenue was $27.1 million for the third quarter of 2012, compared to $26.0 million for the prior year period. The 4.2% increase was due primarily to higher volume.

Consolidated gross profit for the third quarter of 2012 was $58.0 million, or 34.0% of revenue, compared to $53.6 million, or 40.1% of revenue, for the third quarter of 2011. The increase in gross profit was primarily the result of growth in the volume of Infusion Services segment revenues. The decline in gross profit margin rate resulted primarily from a shift in the therapy mix in the Infusion Services segment, as well as a decrease in home health reimbursement rates from certain government payors.

During the third quarter of 2012, BioScrip generated $18.2 million of Segment Adjusted EBITDA, or 10.7% of total revenue, compared to $17.2 million, or 12.8% of total revenue in the same period last year. The Infusion Services Segment Adjusted EBITDA was $9.9 million, or 7.9% of segment revenue, compared to $7.6 million, or 8.4% of segment revenue, in the prior year. These results were also affected by the Pharmacy Services Asset Sale as gross profit was impacted by the factors highlighted above and by an increased cost allocation to the Infusion Segment of certain retained corporate resources that are being redirected to grow and support the Infusion business or which will be rationalized over time.

The Home Health Services Segment Adjusted EBITDA in the third quarter of 2012 was $1.4 million, or 8.1% of segment revenue. This compares to Segment Adjusted EBITDA of $1.7 million, or 9.5% of segment revenue in the comparable prior year period. The PBM Services segment Adjusted EBITDA was $6.9 million, or 25.5% of segment revenue, for the third quarter of 2012 compared to $8.0 million, or 30.6% of segment revenue, in the prior year.

On a consolidated basis, BioScrip reported $11.6 million of Adjusted EBITDA during the third quarter of 2012, or 6.8% of total revenue, compared to $11.7 million, or 8.8% of total revenue, in the same period last year. On a sequential basis, Adjusted EBITDA increased by $2.6 million, or 28.9%, and Adjusted EBITDA as a percent of revenue from continuing operations has increased 1.0% from 5.8% to 6.8%.

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Interest expense in the third quarter of 2012 was $6.5 million, consistent with the prior year.

Income tax benefit for continuing operations in the third quarter was $2.5 million compared to income tax benefit of $1.9 million in the third quarter of 2011.

Net loss from continuing operations for the third quarter of 2012 was $0.6 million, or $0.01 per diluted share, compared to a net loss of $0.3 million, or a loss of $0.01 per diluted share, for the third quarter of 2011.

Nine Months Ended 2012 versus Nine Months Ended 2011

Revenue from continuing operations for the nine months ended September 30, 2012 totaled $481.9 million, compared to $396.2 million for the same period a year ago, a 21.6% increase. Infusion Services segment revenue was $346.0 million for the nine months ended September 30, 2012, compared to $271.8 million for the same period in 2011. The 27.3% increase was driven primarily by overall volume growth as well as the addition of the InfuScience business. Home Health Services segment revenue for the nine months ended September 30, 2012 was $50.9 million compared to $52.4 million in the prior year. The 3.0% decrease was primarily the result of reimbursement reductions as previously discussed. PBM Services segment revenue for the nine months ended September 30, 2012 was $85.1 million, compared to $72.0 million for the prior year period. The 18.2% increase primarily reflects the addition of a new Managed Medicare contract in late 2011.

Consolidated gross profit for the nine months ended September 30, 2012 was $164.6 million, or 34.1% of revenue, compared to $156.8 million, or 39.6% of revenue, in the comparable prior year period. The gross profit margin was impacted primarily by therapy mix in the Infusion Services segment. As previously disclosed, in connection with the Pharmacy Services Asset Sale, the Company provided certain lower margin services on behalf of key customers after the sale. Additionally, there was a substantial decrease in cross referrals of certain therapies from the specialty sales personnel affiliated with the divested business.

During the nine months ended September 30, 2012, BioScrip generated $48.7 million of segment Adjusted EBITDA, or 10.1% of total revenue, compared to $50.5 million, or 12.7% of total revenue in the same period last year. The Infusion Services Segment Adjusted EBITDA was $25.7 million, or 7.4% of segment revenue, compared to $25.2 million, or 9.3% of segment revenue, in the prior year. These results were also affected by the Pharmacy Services Asset Sale as gross profit was impacted by the factors highlighted above and by an increased cost allocation to the Infusion Segment of certain retained corporate resources that are being redirected to grow and support the Infusion business or which will be rationalized over time.

The Home Health Services Segment Adjusted EBITDA for the nine months ended September 30, 2012 was $3.6 million, or 7.0% of segment revenue. This compares to Segment Adjusted EBITDA of $4.5 million, or 8.5% of segment revenue in the comparable prior year period. The PBM Services Segment Adjusted EBITDA was $19.4 million, or 22.8% of segment revenue, for the nine months ended September 30, 2012 compared to $20.8 million, or 29.0% of segment revenue, in the prior year.

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On a consolidated basis, BioScrip reported $29.0 million of Adjusted EBITDA for the nine months ended September 30, 2012, or 6.0% of total revenue, compared to $33.0 million, or 8.3% of total revenue, in the same period last year.

Interest expense for the nine months ended September 30, 2012 was $19.7 million compared to $19.4 million in the prior year.

Income tax benefit for continuing operations for the nine months ended September 30, 2012 was $2.6 million compared to income tax benefit of $2.4 million in 2011.

Net loss from continuing operations for the nine months ended September 30, 2012 was $6.9 million, or $0.12 per diluted share, compared to a net loss of $3.0 million, or $0.06 per diluted share, in the comparable prior year period.

Liquidity and Capital Resources

For the nine months ended September 30, 2012, BioScrip generated $56.9 million in net cash from continuing operating activities compared to $7.0 million generated from continuing operating activities during the first nine months of 2011, an increase of $49.9 million. This increase was due to the collection of accounts receivable retained after the Pharmacy Services Asset Sale, net of accounts payable paid related to those businesses. The Company’s cash balance at the end of the third quarter was $67.2 million.

On July 31, 2012, the Company reduced its revolving commitments from $150 million to $125 million and reduced the minimum revolving balance from $30 million to zero, among other considerations. As a result, the Company’s outstanding debt as of September 30, 2012, was comprised of $225.0 million of senior unsecured notes and $1.4 million in capital leases. The Company continues to evaluate options to deploy its capital resources, taking into account its cost of capital as well as growth opportunities in support of its strategic plan.

Outlook

The Company reiterates that it is tracking toward its previously announced target annualized revenue range of $660-$690 million, and target annualized Adjusted EBITDA range of $62-65 million in the fourth quarter of 2012. However, the Company is currently assessing the impact of Hurricane Sandy on the performance of its locations in the Northeast region.

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Conference Call

BioScrip will host a conference call to discuss its third quarter 2012 financial results on November 8, 2012 at 9:00 a.m. Eastern Time.

Interested parties may participate in the conference call by dialing 800-920-4316 (US), or 212-231-2927 (International), 5-10 minutes prior to the start of the call. A replay of the conference call will be available for two weeks after the call's completion by dialing 800-633-8284 (US) or 402-977-9140 (International) and entering conference call ID number 21607843. An audio webcast and archive will also be available under the “Investor Relations” section of the BioScrip website at www.bioscrip.com for a period of 30 days following the conference call.

About BioScrip, Inc.

BioScrip, Inc. provides comprehensive infusion and home care solutions. By partnering with patients, physicians, healthcare payors, government agencies and pharmaceutical manufacturers we are able to provide access to infusible medications and management solutions. Our goal is to optimize outcomes for chronic and other complex healthcare conditions and enhance the quality of patient life. BioScrip brings clinical competence in providing high-touch, comprehensive infusion and nursing services to patients in the most convenient ways possible. Through our customer services and treatments we aim to ensure the best possible therapy outcome.

Forward Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause  or contribute to such differences include but are not limited to risks associated with: the Company’s ability to grow its Infusion segment organically or through acquisitions and obtain financing in connection therewith; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial payor reimbursement for the Company’s products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31,  2011.  The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

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Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting EBITDA and Adjusted EBITDA, which are non-GAAP financial measures.EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, acquisition, integration, transitional expenses, and restructuring-related expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes these non-GAAP financial measures provide additional important insight into the Company’s ongoing operations and meaningful metrics to evidence the Company's continuing profitability trend. For a full reconciliation of EBITDA and Adjusted EBITDA to the most comparable GAAP financial measures, please see the attachments to this earnings release.

Contacts:

Hai Tran

BioScrip, Inc.

952-979-3768

Lisa Wilson

In-Site Communications, Inc.

212-759-3929

(Financial Tables Follow)

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Schedule 1
BIOSCRIP, INC

CONSOLIDATED BALANCE SHEETS
(in thousands, except for share amounts)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$67,182	$-
Receivables, less allowance for doubtful accounts of $27,865 and $22,728
at June 30, 2012 and December 31, 2011, respectively	142,139	225,412
Inventory	36,596	17,997
Prepaid expenses and other current assets	8,868	10,184
Current assets from discontinued operations	-	38,876
Total current assets	254,785	292,469
Property and equipment, net	21,122	26,951
Goodwill	350,599	312,387
Intangible assets, net	17,371	19,622
Deferred financing costs	3,267	3,992
Investments in and advances to unconsolidated joint venture	7,525	-
Other non-current assets	2,151	1,552
Non-current assets from discontinued operations	-	20,129
Total assets	$656,820	$677,102
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$967	$66,161
Accounts payable	48,169	79,155
Claims payable	10,667	11,766
Amounts due to plan sponsors	21,804	25,219
Accrued interest	11,562	5,825
Accrued expenses and other current liabilities	37,428	32,648
Total current liabilities	130,597	220,774
Long-term debt, net of current portion	225,480	227,298
Deferred taxes	11,138	10,295
Other non-current liabilities	6,084	3,456
Total liabilities	373,299	461,823
Stockholders' equity
Preferred stock, $.0001 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock, $.0001 par value; 125,000,000 shares authorized; shares issued:
59,354,952 and 57,800,791, respectively; shares outstanding: 56,772,432 and
55,109,038, respectively	6	6
Treasury stock, shares at cost: 2,582,520 and 2,638,421, respectively	(10,311)	(10,461)
Additional paid-in capital	386,090	375,525
Accumulated deficit	(92,264)	(149,791)
Total stockholders' equity	283,521	215,279
Total liabilities and stockholders' equity	$656,820	$677,102

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Schedule 2
BIOSCRIP, INC

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Product revenue	$123,361	$87,869	$338,721	$265,368
Service revenue	47,004	45,960	143,178	130,873
Total revenue	170,365	133,829	481,899	396,241

Cost of product revenue	85,611	57,771	233,057	172,047
Cost of service revenue	26,750	22,423	84,275	67,377
Total cost of revenue	112,361	80,194	317,332	239,424
Gross profit	58,004	53,635	164,567	156,817
% of revenue	34.0%	40.1%	34.1%	39.6%
Operating expenses
Selling, general and administrative expenses	46,772	42,336	135,404	124,165
Bad debt expense	3,440	3,075	10,677	8,368
Acquisition, integration and transitional expenses	2,881	1,284	4,562	1,284
Restructuring expense	438	1,750	940	6,524
Amortization of intangibles	1,087	858	2,844	2,496
Total operating expense	54,618	49,303	154,427	142,837
% of revenue	32.1%	36.8%	32.0%	36.0%
Income from continuing operations	3,386	4,332	10,140	13,980
Interest expense, net	6,497	6,528	19,705	19,375
Loss from continuing operations before income taxes	(3,111)	(2,196)	(9,565)	(5,395)
Income tax expense (benefit)	(2,506)	(1,862)	(2,644)	(2,406)
Loss from continuing operations, net of income taxes	(605)	(334)	(6,921)	(2,989)
Income (loss) from discontinued operations, net of income taxes	(10,931)	882	64,448	4,152
Net income (loss)	$(11,536)	$548	$57,527	$1,163

Basic weighted average shares	56,640	54,607	56,019	54,348
Diluted weighted average shares	56,640	54,607	56,019	54,348

Basic loss per share from continuing operations	$(0.01)	$(0.01)	$(0.12)	$(0.06)
Basic income (loss) per share from discontinued operations	(0.19)	0.02	1.15	0.08
Basic net income (loss) per share	$(0.20)	$0.01	$1.03	$0.02

Diluted loss per share from continuing operations	$(0.01)	$(0.01)	$(0.12)	$(0.06)
Diluted income (loss) per share from discontinued operations	(0.19)	0.02	1.15	0.08
Diluted net income (loss) per share	$(0.20)	$0.01	$1.03	$0.02

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Schedule 3
BIOSCRIP, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net income	$57,527	$1,163
Less: income from discontinued operations, net of income taxes	64,448	4,152
Loss from continuing operations, net of income taxes	(6,921)	(2,989)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,115	4,764
Amortization of intangibles	2,844	2,496
Amortization of deferred financing costs	662	775
Change in deferred income tax	2,164	199
Compensation under stock-based compensation plans	4,398	3,983
Loss on disposal of fixed assets	60	129
Changes in assets and liabilities:
Receivables, net of bad debt expense	88,227	(19,127)
Inventory	(17,873)	3,765
Prepaid expenses and other assets	4,822	5,273
Accounts payable	(34,425)	(5,591)
Claims payable	(1,099)	486
Amounts due to plan sponsors	(3,415)	3,162
Accrued expenses and other liabilities	11,352	9,694
Net cash provided by operating activities from continuing operations	56,911	7,019
Net cash provided by operating activities from discontinued operations	(31,599)	32,393
Net cash provided by operating activities	25,312	39,412
Cash flows from investing activities:
Purchases of property and equipment, net	(5,837)	(4,239)
Cash consideration paid for acquisitions, net of cash acquired	(41,746)	-
Cash consideration paid to DS Pharmacy	(2,935)	(463)
Cash consideration paid for unconsolidated joint ventures, net of cash acquired	(7,827)	-
Net cash used in investing activities from continuing operations	(58,345)	(4,702)
Net cash provided by (used in) investing activities from discontinued operations	161,499	(2,129)
Net cash used in investing activities	103,154	(6,831)
Cash flows from financing activities:
Borrowings on line of credit	1,041,440	1,294,569
Repayments on line of credit	(1,105,262)	(1,325,882)
Repayments of capital leases	(3,210)	(2,568)
Deferred and other financing costs	-	(22)
Net proceeds from exercise of employee stock compensation plans	5,922	1,460
Surrender of stock to satisfy minimum tax withholding	(174)	(138)
Net cash used in financing activities	(61,284)	(32,581)
Net change in cash and cash equivalents	67,182	-
Cash and cash equivalents - beginning of period	-	-
Cash and cash equivalents - end of period	$67,182	$-

DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$13,961	$15,031
Cash paid (refunded) during the period for income taxes	$1,628	$(3,175)

DISCLOSURE OF NON-CASH TRANSACTIONS:
Capital lease obligations incurred to acquire property and equipment	$20	$5,930

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Schedule 4
BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Measures
(unaudited and in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Results of Operations:
Revenue:
Infusion Services - product revenue	$123,361	$87,869	$338,721	$265,368
Infusion Services - service revenue	2,575	2,376	7,242	6,455
Total Infusion Services revenue	125,936	90,245	345,963	271,823

Home Health Services - service revenue	17,299	17,548	50,870	52,429

PBM Services - service revenue	27,130	26,036	85,066	71,989

Total revenue	$170,365	$133,829	$481,899	$396,241

Adjusted EBITDA by Segment before corporate overhead:
Infusion Services	$9,931	$7,557	$25,740	$25,181
Home Health Services	1,402	1,663	3,557	4,456
PBM Services	6,905	7,961	19,367	20,848
Total Segment Adjusted EBITDA	18,238	17,181	48,664	50,485

Corporate overhead	(6,625)	(5,442)	(19,665)	(17,454)
Consolidated Adjusted EBITDA	11,613	11,739	28,999	33,031

Interest expense, net	(6,497)	(6,528)	(19,705)	(19,375)
Income tax (expense) benefit	2,506	1,862	2,644	2,406
Depreciation	(2,134)	(1,784)	(6,115)	(4,764)
Amortization of intangibles	(1,087)	(858)	(2,844)	(2,496)
Stock-based compensation expense	(1,687)	(1,731)	(4,398)	(3,983)
Acquisition, integration, and transitional expenses	(2,881)	(1,284)	(4,562)	(1,284)
Restructuring expense	(438)	(1,750)	(940)	(6,524)
Loss from continuing operations, net of income taxes	$(605)	$(334)	$(6,921)	$(2,989)

Supplemental Operating Data
			September 30, 2012	December 31, 2011
Total Assets:
Infusion Services			$427,437	$353,999
Home Health Services			68,270	64,672
PBM Services			40,982	40,418
Corporate unallocated			101,501	24,348
Assets from discontinued operations			-	59,005
Assets associated with discontinued operations, not sold			18,630	134,660
Total			$656,820	$677,102

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